                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            HOMESTEAD VILLAGE INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                        HOMESTEAD VILLAGE INCORPORATED
                       2100 RiverEdge Parkway, 9th Floor
                            Atlanta, Georgia 30328

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held June 23, 1999

To the shareholders:

   The 1999 annual meeting of shareholders of Homestead Village Incorporated ("Homestead") will be held on Wednesday, June 23, 1999, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia, at 9:00 a.m. (Eastern Daylight Time) for the following purposes:

     1. To elect two Class I Directors each to serve until the annual meeting of shareholders in 2001, and until their successors are duly elected and qualify; and to elect two Class II Directors each to serve until the annual meeting of shareholders in 2002, and until their successors are duly elected and qualify; and

     2. To approve the adoption of Homestead's 1999 Long-Term Incentive Plan;
  and

     3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

   Further information regarding the business to be transacted at the meeting is given in the accompanying Proxy Statement.

   Shareholders of record at the close of business on May 28, 1999 are entitled to notice of, and to vote at, the meeting.

   Please help Homestead by promptly marking, dating, signing and returning the enclosed proxy card in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your proxy.

                                          Jeffrey A. Klopf
                                          Secretary

June 4, 1999

                            YOUR VOTE IS IMPORTANT.
                  PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                     YOUR PROXY IN THE ENCLOSED ENVELOPE.

                        HOMESTEAD VILLAGE INCORPORATED
                       2100 RiverEdge Parkway, 9th Floor
                            Atlanta, Georgia 30328

                                PROXY STATEMENT
                                      FOR
                      1999 ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held June 23, 1999

                              GENERAL INFORMATION

   This proxy statement is being sent on June 4, 1999, to solicit proxies on behalf of the Board of Directors (the "Board") of Homestead Village Incorporated ("Homestead" or the "Company") to be voted at the Homestead 1999 annual meeting of shareholders to be held on Wednesday, June 23, 1999, and to provide information concerning the use of the proxy and the business to be transacted at the meeting. The designated proxy holders will vote the shares of Common Stock, par value $.01 per share (the "Shares"), represented by a proxy which is received and not revoked. If the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy, the proxy holders will vote the Shares represented by the proxy in accordance with the shareholder's specifications. If the shareholder signs and returns an executed proxy without specifying choices, the proxy holders will vote the Shares in accordance with the recommendations of the Board.

   If you are a registered owner and plan to attend the meeting in person, please detach and retain the admission ticket which is attached to your proxy card. Beneficial owners whose ownership is registered under another party's name and who plan to attend the meeting in person may obtain admission tickets in advance by sending written requests, along with proof of ownership, such as a bank or brokerage firm account statement, to: Kelly Lee, Investor Relations, Homestead Village Incorporated, 2100 RiverEdge Parkway, 9th Floor, Atlanta, Georgia 30328. Record owners and beneficial owners (including the holders of valid proxies therefrom) who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions counter at the annual meeting.

   Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of Homestead, by delivering to the Secretary of Homestead a duly executed proxy bearing a later date, or by attending and voting in person at the meeting.

   Homestead will bear the cost of soliciting proxies. In addition to solicitation by mail, and without additional compensation for such services, proxies may be solicited personally, or by telephone, facsimile transmission or other electronic means, by officers or employees of Homestead. Homestead will also request banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and similar parties to forward the solicitation material to the beneficial owners of Shares held of record by those persons, and Homestead will, upon request of such record holders, reimburse forwarding charges and expenses.

                     SHARES OUTSTANDING AND VOTE REQUIRED

   At the close of business on May 28, 1999, the record date for determination of shareholders entitled to notice of, and to vote at, the 1999 annual meeting of shareholders, there were 120,062,727 Shares outstanding. Each Share outstanding on the record date is entitled to one vote. There is no right to cumulative voting. A majority of the outstanding Shares represented in person or by proxy will constitute a quorum at the meeting.

   Assuming the presence of a quorum, a plurality of all the votes cast at the meeting is required to approve the election of each nominee for Director. The affirmative vote of a majority of the votes cast in person or by proxy at the meeting is required to approve the adoption of Homestead's 1999 Long-Term Incentive Plan. Representatives of Homestead's transfer agent will assist Homestead in the tabulation of the votes. Abstentions and broker non-votes will be counted as Shares represented at the meeting for purposes of determining a quorum. An abstention or a broker non-vote has no effect with respect to the election of Directors. An abstention has the effect of a vote against approval of the 1999 Long-Term Incentive Plan. A broker non-vote has no effect with respect to approval of the 1999 Long-Term Incentive Plan. As of the record date, Security Capital Group Incorporated ("Security Capital") held 87.0% of the outstanding Shares. Assuming Security Capital votes its Shares in favor of the proposals and the election of the nominees for director, the adoption of the proposals and election of the nominees is assured.

                            PRINCIPAL SHAREHOLDERS

   The following table sets forth, as of May 28, 1999, information concerning the beneficial ownership of Shares for (i) each person known to Homestead to be the beneficial owner of more than 5% of Shares outstanding (ii) each Director and nominee for Director of Homestead, (iii) each Named Executive Officer, who include the chief investment officer, the chief operating officer and the three other most highly compensated officers during 1998 and (iv) the directors and executive officers as a group. Unless otherwise indicated, all of such Shares are owned directly, and the indicated person or entity has sole voting and investment power and the address for each such person is Homestead Village Incorporated, 2100 RiverEdge Parkway, 9th Floor, Atlanta, Georgia 30328.

                                                   Number of Shares   Percent of
Name and Address of Beneficial Owner              Beneficially Owned  Shares(1)
------------------------------------              ------------------  ----------
Security Capital Group Incorporated..............    123,759,576(2)      88.8%
  125 Lincoln Avenue
  Santa Fe, New Mexico 87501
Archstone Communities Trust......................     19,246,402(3)      13.8%
  7670 South Chester Street
  Englewood, Colorado 80112
David C. Dressler, Jr............................         89,709(4)       *
Michael D. Cryan.................................         84,870(5)       *
C. Ronald Blankenship............................          7,311(6)       *
John P. Frazee, Jr...............................         79,358(7)       *
Manuel A. Garcia, III............................          9,000(8)       *
John C. Schweitzer...............................         17,122(9)       *
Eugene B. Vesell.................................         87,546(10)      *
Robert J. Morse..................................         31,563(11)      *
Robert C. Aldworth...............................            -0-          *
Gary A. DeLapp...................................         12,500(12)      *
All directors and executive officers as a group
 (23 persons)....................................        472,180          *

--------
   * Less than 1%

(1) Assumes (i) in the case of Archstone Communities Trust ("Archstone"), that Archstone has converted the principal amount of the convertible mortgage notes held by it and that no other person has converted or exercised any outstanding convertible or exercisable securities, (ii) in the case of Security Capital, that

    Archstone has converted the principal amount of the convertible mortgage notes held by Archstone, and that no other person has converted or exercised any outstanding convertible or exercisable securities and (iii) in the case of each other person, that such person has exercised all options owned by him or her and that no other person has converted or exercised any outstanding convertible or exercisable securities.

(2) Includes 66,500 Shares owned by Security Capital U.S. Realty ("USRealty"). As a result of its ownership of approximately 35.1% of USRealty's outstanding common shares and Security Capital's contractual arrangements with USRealty, Security Capital may be deemed to beneficially own all Shares owned by USRealty. Also includes Shares beneficially owned by Archstone under the convertible mortgage notes. As a result of its ownership of approximately 39.3% of Archstone's outstanding common shares and Security Capital's contractual arrangements with Archstone, Security Capital may be deemed to beneficially own all Shares beneficially owned by Archstone. SC Realty Incorporated, a wholly owned subsidiary of Security Capital, owns of record 104,446,674 Shares.

(3) All such Shares are issuable upon conversion of the principal amount of the convertible mortgage notes outstanding. See "Certain Relationships and Transactions--Funding Commitment Agreements". As of April 28, 1999, the principal amount of the Archstone mortgages was approximately $221 million, which is convertible into Shares at a conversion price of one Share for each $11.50 principal amount of convertible mortgage notes.

(4) Includes 5,010 Shares held in trusts for Mr. Dressler's children of which Mr. Dressler is a co-trustee and options to acquire 55,070 Shares.

(5) Includes options to acquire 54,070 Shares.

(6) Includes 2,895 shares held by Zebec Data Systems, Inc., a company in which Mr. Blankenship is the controlling shareholder.

(7) Includes 22,758 Shares held in an IRA, 600 Shares held by children, 50,000 Shares held by Bentley, Ltd. of which Mr. Frazee is an officer of the company, and options to acquire 6,000 Shares.

(8) Includes options to acquire 4,000 Shares.

(9) Includes 5,000 Shares held by a partnership of which Mr. Schweitzer is a general partner, 2,020 Shares held by a corporation that Mr. Schweitzer owns, options to acquire 4,000 Shares, and 1,102 Shares held by Mr. Schweitzer's wife.

(10) Includes 393 Shares held by Mr. Vesell's wife and 45,675 Shares held by a trust for which Mr. Vesell is a trustee.

(11) Includes 31,250 Shares acquired under the Homestead Village Incorporated 1996 Long-Term Incentive Plan (the "1996 Long-Term Incentive Plan") at a price of $16.00 per Share. Mr. Morse acquired the Shares with the proceeds of a promissory note made to Homestead.

(12) Includes options to acquire 2,500 Shares.

                             ELECTION OF DIRECTORS
                                 (Proposal 1)

   The designated proxy holders, unless otherwise instructed, will vote Shares represented by the proxy to elect Messrs. C. Ronald Blankenship and Eugene B. Vesell as Class I Directors, and elect Messrs. John P. Frazee, Jr. and John C. Schweitzer as Class II Directors. Michael D. Cryan resigned as a Director as of May 11, 1999. The Board elected Mr. Blankenship to fill the vacancy. Any vacancies occurring on the Board will be filled by the remaining Directors in office. Any Director elected by the Directors to fill a vacancy will hold office until the next annual meeting of shareholders, at which time the shareholders will elect a Director to fill the unexpired term of the class of Directors in which the vacancy occurred. Should the nominees named below become unavailable for election, which is not anticipated, the Shares represented by the accompanying proxy will be voted for the election of another person recommended by the Board. The Board recommends that shareholders vote FOR the election of each nominee.

Nominees

                                     Business Experience and             Director
    Director           Age   Directorships of Publicly Held Companies     Since
    --------           ---   ----------------------------------------    --------
 Eugene B. Vesell       59 Mr. Vesell was a senior equity portfolio
  (Class I)                manager and research analyst at Oppenheimer
                           Capital until his retirement in April 1999
                           and has over 30 years of investment
                           experience. Prior to joining Oppenheimer
                           Capital in 1990, Mr. Vesell was a partner
                           for ten years with David J. Greene &
                           Company where his responsibilities included
                           research and portfolio management. From
                           1970 to 1980, Mr. Vesell held equity
                           research and portfolio management positions
                           with American Reinsurance Company, H.C.
                           Wainwright & Co., and the College
                           Retirement Equities Fund.

 C. Ronald Blankenship  49 Interim Chairman, Chief Executive Officer       1999
  (Class I)                and Director of Homestead since May 12,
                           1999. Mr. Blankenship is also Vice Chairman
                           and Chief Operating Officer of Security
                           Capital since May 1998, and was a Managing
                           Director of Security Capital from 1991
                           until 1998. Prior to June 1997, Mr.
                           Blankenship was the Chairman of Archstone.
                           He is an Advisory Trustee of Archstone and
                           a Director of Strategic Hotel Capital
                           Incorporated and Storage USA, Inc.

 John P. Frazee, Jr.    54 Director, Chairman, President and Chief         1996
  (Class II)               Executive Officer of Paging Network
                           Incorporated since August 1997. Formerly,
                           President and Chief Operating Officer of
                           Sprint Corporation. Mr. Frazee is a
                           Director of Cable Satellite Public Affairs
                           Network, Nalco Chemical Company, Dean Foods
                           Company, and Security Capital. Mr. Frazee
                           is also a Director of the Foundation for
                           Independent Higher Education and a Life
                           Trustee of Rush-Presbyterian-St. Luke's
                           Medical Center. Mr. Frazee is also a
                           National Trustee of the Newberry Library.

 John C. Schweitzer     54 Mr. Schweitzer is a Director of Regency         1997
  (Class II)               Realty Corporation. Since 1974, Mr.
                           Schweitzer has been President of Westgate
                           Corp., and general partner of Campbell
                           Capital Ltd. Mr. Schweitzer is a Trustee of
                           Archstone and Texas Christian University.
                           He is a Director of Chase Bank of Texas and
                           KLRU Public Television.

   Security Capital has the right to nominate up to two Directors. See "Certain Relationships and Transactions--Security Capital Investor Agreement." Mr. Blankenship is Security Capital's only current nominee. In addition, Archstone has the right to nominate one Director. See "Certain Relationships and Transactions--Archstone Investor Agreement." Mr. Schweitzer is Archstone's nominee. Homestead's Amended and Restated Articles of Incorporation (the "Charter") requires that a majority of the Directors be independent Directors.

Continuing Directors

   The following persons will continue to hold positions as Directors:

   David C. Dressler, Jr.--45--Co-Chairman and Chief Investment Officer from May 1996 until May 1999, and President since January 1996. Mr. Dressler was Co-Chairman of Security Capital Investment Research Incorporated from March 1995 to May 1996; Managing Director of SCG Multifamily Development from January

1994 to August 1995; and Managing Director of Archstone from May 1992 to May 1996. Mr. Dressler's term as Director expires in 2000.

   Manuel A. Garcia III--55--Chief Executive Officer of Davgar Restaurants, Inc., since May 1969. Mr. Garcia was a Director of Security Capital Atlantic Incorporated ("Atlantic") prior to the merger of Atlantic into Archstone. Mr. Garcia's term as Director expires in 2000.

Meetings and Committees

   The Board held five meetings during 1998.

   The Audit Committee of the Board consists of Messrs. Frazee and Schweitzer. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Homestead's internal accounting controls. The Audit Committee held one meeting during 1998.

   The Management Development and Compensation Committee ("MDCC") consists of Messrs. Frazee, Garcia and Schweitzer. The MDCC reviews and approves the management development and compensation arrangements of Homestead and administers the 1996 Long-Term Incentive Plan and will administer the 1999 Long-Term Incentive Plan. The MDCC held three meetings during 1998.

   The Board does not have a nominating committee.

   During 1998, each Director attended at least 75 percent of the total number of meetings of the Board and the committees on which such Director served.

Director Compensation

   During 1998, Directors who were not employees of Homestead or Security Capital ("Outside Directors") received $14,000 per year for serving as a Director and are reimbursed for their travel and other expenses incurred in connection with attending meetings of the Board or committees thereof. Outside directors also received grants of options to acquire Shares. For 1998, Messrs. Frazee, Garcia and Schweitzer, each an Outside Director, received $14,000, as well as options to purchase 2,000 Shares, for their services as Directors. During 1999, Outside Directors will receive an annual retainer of $22,000; meeting fees of $1,000 for each Board meeting attended in person and $500 for each Board meeting attended by telephone. For committee meetings, each Outside Director receives $500 for each committee meeting attended in person and $250 for each committee meeting attended by telephone. Each Outside Director receives a fee of $3,000 annually if the director is a chairman of any committee of the board. Both the retainer and meeting fees will be paid quarterly. Directors who are employees of Homestead or Security Capital are not separately compensated for serving as Directors.

Outside Directors Plan

   Homestead adopted the Homestead Village Incorporated 1996 Outside Directors Plan, under which up to 100,000 Shares may be subject to options (the "Outside Directors Plan"). Options granted under the Outside Directors Plan have a five year term and are immediately exercisable in whole or in part. Options are granted to each outside director as of the date of each annual meeting of shareholders of Homestead at an exercise price equal to the fair market value of the Shares as of those dates. In 1998, options to purchase 2,000 Shares each, at an exercise price of $14.53125 per Share, were granted to Messrs. Frazee, Garcia and Schweitzer. Options granted under the Outside Directors Plan provide that the option holder may, in the event of the acquisition of 50% or more of the outstanding Shares as a result of any cash tender offer or exchange offer (other than one made by Homestead), exercise the options immediately or surrender the options, or any unexercised option thereof, to Homestead and receive cash from Homestead equal to the difference between the exercise price of each option and the per Share price of the tender offer or exchange offer, multiplied by the number of Shares for which options are held.

                            EXECUTIVE COMPENSATION

   The following table presents the compensation for 1998, 1997 and 1996 paid to the Named Executive Officers:

                    Annual Compensation                                      Long-Term Compensation
------------------------------------------------------------- ----------------------------------------------------
                                                                             Shares of
                                                                Shares    Security Capital Restricted
                                                 Other Annual Underlying   Class A Common    Stock     All Other
                                                 Compensation    Stock    Stock Underlying Awards (#) Compensation
  Name and Position     Year Salary($) Bonus ($)   ($) (1)    Options (#) Options  (#)(2)     (3)       ($) (4)
  -----------------     ---- --------- --------- ------------ ----------- ---------------- ---------- ------------
David C. Dressler, Jr.  1998  261,218   427,000        --        90,900         --              --         270
Co-Chairman, President  1997  250,000   300,000        --       258,058         --              --         270
& Chief Investment      1996  195,000   285,000        --        60,000         439          25,000        270
 Officer

Michael D. Cryan (5)    1998  268,974   419,200        --        90,900         --              --       4,124
Co-Chairman & Chief     1997  260,000   290,000    157,098      258,058         --              --       4,820
Operating Officer       1996   85,635    65,000        --        50,000         455          25,000         23

Robert J. Morse(6)      1998  278,526   277,000        --        37,950         --           31,250      5,248
Managing Director       1997   10,577   100,000        --       123,552         --              --         --
                        1996      --        --         --           --          --              --         --

Robert C. Aldworth(7)   1998  261,346    92,000        --           --          --              --       3,150
Senior Vice President   1997  157,500    60,000        --       100,019         --              --         113
& Chief Financial
 Officer                1996      --        --         --           --          --              --         --

Gary A. DeLapp (8)      1998  200,000    90,000        --        22,750         --              --       3,576
Senior Vice President   1997  200,000    75,000        --        74,710         --              --       3,716
                        1996  127,452    70,000        --        25,000         132          10,000        112

--------
(1) Includes relocation costs paid or reimbursed to each Named Executive Officer if such amounts exceed the lesser of either $50,000 or 10% of the executive's total combined annual salary and bonus.

(2) In connection with their employment with Security Capital prior to Homestead becoming an independent company on October 17, 1996, Security Capital granted Messrs. Dressler, Cryan and DeLapp options to acquire $500,000 (at $1,139 per Class A Share), $500,000 ($290,000 at $1,057 per
    Class A Share and $210,000 at $1,163 per Class A Share), and $150,000 (at $1,139 per Class A share), respectively, of Class A Shares.

(3) Under the stock purchase program portion of the 1996 Long-Term Incentive Plan, Homestead permitted the following individuals to purchase Shares, subject to restrictions on transfer and encumbrance. Mr. Cryan, Mr. Dressler, and Mr. DeLapp acquired their Shares at a price of $10.00 per Share (the fair market value per Share on the purchase date) on October 15, 1996. On October 15, 1998, the second anniversary of the purchases, the restrictions on transfer and encumbrance expired. Mr. Morse acquired his Shares at a price of $16.00 per Share in March 1998 with the proceeds of a promissory note made to Homestead.

(4) Includes contributions made by the Company in 1998 under its Non-Qualified Savings Plan as follows: Mr. Cryan $631; Mr. Aldworth $480; and Mr. DeLapp $960. Also includes the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of Named Executive Officer as follows: Mr. Dressler $270 in 1998, $270 in 1997, and $270 in 1996; Mr. Cryan $270 in 1998, $270 in 1997, and $23 in 1996; Mr.
    Morse $248 in 1998; Mr. Aldworth $270 in 1998, and $113 in 1997; and Mr. DeLapp $216 in 1998, $216 in 1997, and $112 in 1996. Beginning in 1997,
    the Company matches up to 50% of the first 6% of compensation contributed by the employee under the 401(k) Savings Plan with Common Stock as follows: Mr. Cryan $3,223 in 1998 and $4,550 in 1997; Mr. Morse $5,000 in 1998; Mr. Aldworth $2,400 in 1998; and Mr. DeLapp $2,400 in 1998 and $3,500 in 1997.

(5) Mr. Cryan joined Homestead on September 1, 1996 and the 1996 compensation figures reflect the portion of the year he was employed by Homestead. Mr. Cryan resigned as Co-Chairman and Director on May 12, 1999.

(6) Mr. Morse joined Homestead on December 1, 1997 and the 1997 compensation figures reflect the portion of the year he was employed with Homestead. Mr. Morse resigned as Managing Director on May 12, 1999.

(7) Mr. Aldworth resigned as Senior Vice President and Chief Financial Officer on January 8, 1999.

(8) Mr. DeLapp joined Homestead on February 26, 1996 and the 1996 compensation figures reflect the portion of the year he was employed by Homestead.

Option Grants

   During 1998, options for 1,791,482 Shares were granted to 329 employees and officers of Homestead. The Options vest twenty-five percent in each of the first, second, third and fourth anniversaries the date of grant. All options expire ten years after the date of grant. The following table sets forth certain information with respect to individual grants of options to each of the Named Executive Officers.

                               Individual Grants

                                      Percent of
                           Shares    Total Options
                         Underlying   Granted to   Exercise or                Grant
                           Options   Employees in  Base Price  Expiration Date Present
Name                     Granted (#)   1998 (%)     ($/share)     Date    Value ($) (1)
----                     ----------- ------------- ----------- ---------- -------------
David C. Dressler, Jr...   90,900        5.07        4.28125    12/18/08     189,608
Michael D. Cryan........   90,900        5.07        4.28125    12/18/08     189,608
Robert J. Morse.........   37,950        2.12        4.28125    12/18/08      79,160
Robert C. Aldworth......      --          --             --          --          --
Gary A. DeLapp..........   22,750        1.27        4.28125    12/18/08      47,454

--------
(1) The amounts shown are based on the Black-Scholes option pricing model. The material assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following: an expected option life of
    4.5 years; a risk-free interest rate of 4.66%; no expected dividend yield; and expected volatility of 53%. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Shares over the exercise price on the date the option is exercised. There can be no assurance that the value realized by an optionee will be at or near the value estimated by using the Black-Scholes model.

Option Exercises in 1998 and Year-End Option Values

   None of the Named Executive Officers exercised options during 1998. The following table sets forth certain information concerning the year-end value of unexercised options owned by such executive officers.

                                                      Number of Shares      Value of Unexercised in-
                                                     Underlying Options       the-money Options at
                           Shares                      at Year-End (#)      December 31, 1998 ($) (1)
                          Acquired                ------------------------- -------------------------
                         on Exercise    Value       Shares       Shares
Name                         (#)     Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ------------ ----------- ------------- ----------- -------------
David C. Dressler, Jr...     --          --         55,070       353,888        --         19,884
Michael D. Cryan........     --          --         54,070       344,888        --         19,884
Robert J. Morse.........     --          --            --        161,502        --          8,302
Robert C. Aldworth......     --          --            --        100,019        --            --
Gary A. DeLapp..........     --          --          2,500       119,960        --          4,977

--------
(1) Based on the December 31, 1998 closing price on the New York Stock Exchange ("NYSE").

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

   Homestead has no employment contracts with any Named Executive Officer. Under the Homestead 1996 Long-Term Incentive Plan, if a change in control (as defined in the 1996 Long-Term Incentive Plan) of Homestead occurs, all unexpired options will become immediately exercisable.

   In addition, Homestead expects to enter into change in control agreements with each of its current officers. The agreements will provide that if the officer is terminated or constructively terminated other than for cause within two years after a change in control of Homestead, the officer will be entitled to receive a lump-sum severance payment (which amount depends upon the individual's responsibility level within Homestead), together with certain payments and benefits, including continuation of certain employee benefits. An additional payment will be required to compensate certain officers for excise taxes imposed upon severance payments under these agreements. The severance amounts for the two most senior officers would equal two times the sum of base salary and target bonus for the year in which termination occurs, plus target bonus through the date of termination, plus forgiveness of any outstanding loans from Homestead. The severance amounts for other officers would be one times salary, plus pro-rated target bonus through the date of termination.

Loans to Executive Officers

   See "Certain Relationships and Transactions" for a description of loans made to executive officers of Homestead.

1996 Long-Term Incentive

   The 1996 Long-Term Incentive Plan authorizes the establishment of one or more qualified and non-qualified option programs and authorizes the award of share grants, any of which may be subject to restriction. Shares issued under the 1996 Long-Term Incentive Plan may be authorized and unissued Shares or treasury Shares. In the event of certain transactions affecting the type or number of outstanding Shares, the number of Shares subject to the 1996 Long-Term Incentive Plan, the number or type of Shares subject to outstanding awards and the exercise price thereof will be appropriately adjusted. The 1996 Long-Term Incentive Plan authorizes the award of stock grants (which may be subject to restrictions), and performance stock and authorizes the establishment of one or more stock purchase programs. The MDCC administers the Plan. Subject to the terms of the 1996 Long-Term Incentive Plan, the MDCC determines which employees or other individuals providing services to Homestead shall be eligible to receive awards under the 1996 Long-Term Incentive Plan, and the amount, price, timing and other terms and conditions applicable to such awards. A total of 4,000,000 Shares are reserved for issuance under the plan.

   Options awarded under the 1996 Long-Term Incentive Plan may be either incentive stock options which are intended to satisfy the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options which are not intended to satisfy Section 422 of the Code. Options become exercisable in accordance with the terms established by the MDCC, which may include conditions relating to completion of a specified period of service or achievement of performance standards. Options expire on the date determined by the MDCC which shall not be later than the earliest to occur of (i) the tenth anniversary of the grant date, (ii) the first anniversary of the participant's termination of employment by reason of death, disability or retirement or (iii) the date three months after the date of the participant's termination of employment for any other reason. Shares transferred to a participant pursuant to the exercise of an option may be subject to such additional restrictions or limitations as the MDCC may determine.

   Under the 1996 Long-Term Incentive Plan, the MDCC may grant awards of Shares to participants, which are subject to such conditions and restrictions, if any, as the MDCC determines. During the period a stock award is subject to restrictions or limitations, the MDCC may award the participant dividend rights with respect to such Shares. The 1996 Long-Term Incentive Plan also provides that the MDCC may establish one or more stock programs which may permit purchases of Shares.

   The MDCC may award participants performance stock, the distribution of which is subject to achievement of performance objectives. The number of Shares and the performance measures and periods shall be established by the MDCC at the time the award is made.

   The 1996 Long-Term Incentive Plan provides for, and Homestead has granted, nonqualified options to acquire Shares. Beginning in 1998, such options become exercisable twenty-five percent in each of the first, second, third and fourth years after the date of grant, and expire ten years after the date of grant. The participants have no rights as shareholders with respect to the Shares subject to his or her options until the option is exercised. No income will be recognized by a participant at the time of the options are granted. The exercise of a nonqualified stock option is generally a taxable event that requires the participant to recognize, as ordinary income, the difference between the fair market value of the Shares at the time of exercise and the option price. Homestead ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option. The amount of the deduction is equal to the ordinary income recognized by a participant. Homestead has adopted Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its stock options. Therefore, any excess of fair value of the Shares at the date of grant over the option price has been treated as compensation expense, recorded over the vesting period.

   See "Adoption of the Homestead 1999 Long-Term Incentive Plan" (Proposal 2) for a description of the proposed plan.

               MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

   The MDCC consists entirely of non-employee directors and is responsible for acting on behalf of the Board of Directors with respect to (i) Homestead's compensation practices, (ii) Homestead's benefits programs, (iii) review and approval of salaries and other compensation of Homestead's senior executive officers and (iv) adopting, administering and approving awards under incentive compensation and stock plans. The MDCC determines the compensation of the Named Executive Officers and other executive officers of Homestead, based upon the recommendations of senior management.

Compensation Philosophy

   Homestead's compensation program is designed to:

  .  Attract, reward and retain highly qualified executives.

  .  Align shareholder and employee interests.

  .  Reward long-term career contributions to Homestead.

  . Emphasize the variable portion of total compensation (cash and stock) as an individual's level of responsibility increases.

  . Encourage teamwork focused on customer loyalty and employee satisfaction, as well as financial performance.

   The MDCC is committed to a compensation philosophy that rewards employees for achieving individual financial and qualitative performance objectives, and for Homestead's success in attaining corporate financial objectives and increasing customer loyalty and satisfaction.

   With respect to 1998 compensation for individual executive officers, the MDCC reviewed Homestead's financial performance and other objective factors to assist with the assessment of each executive's performance. Circumstances unique to each individual, such as increased responsibilities or extraordinary effort, were also considered. Performance in Homestead's executive compensation program was measured by financial/ profitability goals, guest satisfaction indices, brand awareness (to position Homestead for brand dominance and growth in market share), and stock price performance.

   During 1998, Homestead conducted a review of Homestead's executive compensation program. This review included a comprehensive report from independent compensation consultants assessing the effectiveness of the programs and relative competitiveness versus companies of similar size, business characteristics, and industries. The comparable companies were selected from the hospitality and lodging industries, representing the most direct competitors for executive talent.

   Homestead's compensation objective for 1998 was to provide market-level pay opportunities for positions with similar responsibilities, based on a review of the comparable companies mentioned above. Based on the study results, competitive posture varies by position.

Key Elements of Compensation

 Base Salary

   The MDCC bases salary decisions primarily on an overall assessment of the executive's potential contribution to Homestead, both short-term and long-term, and competitive market data. Formal salary reviews occur every two years, but the MDCC may adjust individual salaries earlier on an as-needed basis.

 Annual Bonus

   Homestead's annual bonus plan measures performance based on key management objectives for the year, including profitability measures such as earnings before interest, taxes, depreciation, and amortization (EBITDA) and other qualitative measures such as guest satisfaction and customer loyalty. Top management submits their performance objectives for Board approval at the beginning of each fiscal year. For 1998, actual bonuses paid to executives were above targeted levels based on the MDCC's assessment that Homestead performed at or above budgeted performance levels in 1998.

   Target bonus opportunities are formally reviewed every two years, but the MDCC may adjust individual targets earlier on an as-needed basis. Actual bonuses may vary above or below targeted pay levels based on performance.

 Long-Term Incentives

   Since Homestead was founded, non-qualified stock options have been the primary long-term incentive program. The purpose of stock options is to furnish a longer-term incentive for executives to build shareholder value and to motivate and retain key talent. Stock options are awarded annually and vest over four years.

   Stock options directly align the executives' interests with shareholder's interests. Gains are realized only if Homestead's Share price appreciates. Stock options are granted at the fair market value on the date of grant, with the size of annual awards based on the executive's responsibility band, competitive award levels at the study companies, assessment of individual performance, and the incumbent's potential impact on future results.

   In late 1998, the Company implemented a performance unit plan under the 1996 Long-Term Incentive Plan to diversify its long-term incentive portfolio. The purpose of the program is to motivate and reward selected executives for achieving growth in the guest satisfaction index and growth in EBITDA over a three-year period. Performance Units will be awarded in the form of shares. The first award of performance units will be in 2001, based upon performance during 1999 and 2000. Only officers and employees of Homestead as of the date of the awards will be eligible for awards.

 Chief Investment (Dressler) and Chief Operating (Cryan) Officer Pay

   The MDCC has met annually without the Chief Investment Officer or the Chief Operating Officer present to evaluate their individual performance and to determine their compensation. In considering Mr. Dressler's and Mr. Cryan's compensation, the MDCC considered their principal responsibilities, which are to provide the overall vision and strategic direction for Homestead, to attract and retain highly qualified employees, and to develop and maintain key capital relationships for Homestead.

   Salary adjustments were made in 1998 for Mr. Dressler and Mr. Cryan, based on their individual contributions, Homestead's overall performance, and their below-market competitive posture with regard to total compensation opportunities. Mr. Dressler's base salary for 1998 was $261,218 and Mr. Cryan's was $268,974.

   For 1998, the MDCC determined that Homestead's performance and their individual performance was at budgeted levels. In light of this, Mr. Dressler's bonus was $427,000 and Mr. Cryan's was $419,200, both being above targeted award levels.

   Mr. Dressler and Mr. Cryan were awarded 90,900 stock options each. These option grants represent less than forty percent of a normal award size, due to the limited availability of authorized shares. The grants to Mr. Dressler and Mr. Cryan are identical in structure to those granted to Homestead's other officers and key employees.

 Section 162(m)

   The MDCC is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1 million per executive. The law exempts compensation paid under plans that is performance-based. Although Homestead's plans are designed as performance-based certain elements do not meet the tax law's requirements because they allow the MDCC to exercise discretion in setting compensation. It may be appropriate in the future to recommend changes to Homestead's compensation program to take account of the tax law. However, at this time, the MDCC believes it is in the best interests of Homestead to retain discretion. The MDCC notes that in 1998, no tax deductions were lost due to this requirement.

                                   * * * * *

   This report is submitted by the members of the MDCC: John P. Frazee, Jr., Manuel A. Garcia III, and John C. Schweitzer.

                               PERFORMANCE GRAPH

   Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Shares against the cumulative total return of the Standard & Poor's Composite--500 Stock Index and the S&P Hotel Index for the period commencing October 31, 1996, the date that the Shares were first traded on a when-issued basis, and ending December 31, 1998. The Share price performance shown on the graph is not necessarily indicative of future price performance.

                              [CHART APPEAR HERE]

                             October 31,  December 31, December 31, December 31,
                               1996(2)        1996         1997         1998
                             ------------ ------------ ------------ ------------
Homestead...................   $100.00      $104.35       $87.32       $26.09
S&P 500.....................    100.00       105.43       140.60       180.78
S&P Hotel...................    100.00        96.36       129.93       104.42

--------
(1) Assumes that the value of the investment in Shares and each index was $100 on October 31, 1996 and that all dividends were reinvested.

(2) The Shares commenced trading on October 31, 1996 on a when-issued basis.

                   ADOPTION OF 1999 LONG-TERM INCENTIVE PLAN
                                 (Proposal 2)

   A proposal will be presented at the annual meeting to approve the 1999 Long-Term Incentive Plan, which was adopted by the Board on June 1, 1999, subject to shareholder approval. The shares represented by the accompanying proxy will be voted to adopt the 1999 Long-Term Incentive Plan, unless otherwise indicated on the proxy. A summary of the material provisions of the 1999 Long-Term Incentive Plan is set forth below and is qualified in its entirety by reference to the full text of the 1996 Long-Term Incentive Plan which is attached as an exhibit to this Proxy Statement. The Board recommends that shareholders vote FOR the adoption of the 1999 Long-Term Incentive Plan.

   The goal of the 1999 Long-Term Incentive Plan, as with the existing Homestead incentive plan, is to align employee and officer compensation with the financial performance of Homestead and the investment of shareholders in Homestead. Shares available for award under the existing 1996 Long-Term Incentive Plan have been substantially depleted. Adoption of the 1999 Long-Term Incentive Plan will provide Homestead with continued flexibility to provide effective recruitment, motivation, and retention of superior caliber employees and officers and to focus employees and officers on increasing shareholder value.

   The 1999 Long-Term Incentive Plan authorizes the establishment of one or more qualified and non-qualified option programs and authorizes the award of share grants (any of which may be subject to restrictions). A total of 6,000,000 Shares will be reserved for issuance (representing approximately 5.0% of the outstanding Shares and having a market value as of May 28, 1999 of approximately $17.6 million in the aggregate). Shares awarded in the aggregate under the 1999 Long-Term Incentive Plan to any one individual may not exceed 500,000 Shares in any one-year period. Shares issued under the 1999 Long-Term Incentive Plan may be authorized and unissued shares, or treasury shares. In the event of certain transactions affecting the type or number of outstanding Shares, the number of Shares subject to the 1999 Long-Term Incentive Plan, the number or type of Shares subject to outstanding awards and the exercise price thereof will be appropriately adjusted. In the event that the participant's employment is terminated or the 1999 Long-Term Incentive Plan is terminated as a result of a Change in Control (as defined in the 1999 Long-Term Incentive
Plan) of Homestead, all unexpired options and awards will become immediately exercisable or fully vested, as the case may be. All employees of Homestead or any of its affiliates are eligible to participate in the 1999 Long-Term Incentive Plan. Subject to the terms of the 1999 Long-Term Incentive Plan, the MDCC determines which employees and other persons providing advisory services to Homestead and its affiliates are eligible to receive awards under the 1999 Long-Term Incentive Plan, and the amount, price, timing and other terms and conditions applicable to those awards. Non-employee directors of Homestead are not eligible to participate in the 1999 Long-Term Incentive Plan. Approximately 175 officers and employees will be eligible to participate in the 1999 Long-Term Incentive Plan.

   Options awarded under the 1999 Long-Term Incentive Plan may be either Incentive Options or Non-Qualified Options which are not intended to satisfy
Section 422 of the Code. Options become exercisable in accordance with the terms established by the MDCC, which may include conditions relating to completion of a specified period of service or achievement of performance standards or such other criteria as the MDCC deems appropriate. Options expire on the date determined by the MDCC which will not be later than the earliest to occur of (i) the tenth anniversary of the grant date, (ii) the first anniversary of the date on which the participant ceases to be an employee and ceases to perform services (the "Date of Termination") by reason of death, disability or retirement, (iii) the Date of Termination of employment of the participant, if the termination is for cause or (iv) the date three months after the Date of Termination for any other reason. Shares transferred to a participant pursuant to the exercise of an option may be subject to such additional restrictions or limitations as the MDCC may determine. The participants have no rights as shareholders with respect to Shares subject to their options until the option is exercised.

   The 1999 Long-Term Incentive Plan authorizes the award of Share grants in a maximum number of Shares equal to 20% of the Shares reserved for issuance under the Plan. The MDCC may provide that any Share award is subject to performance or other conditions determined by the MDCC. The MDCC may also provide that a recipient of a Share award has dividend rights with respect to the Shares awarded prior to the vesting or delivery of such Shares. The dividend right is equal to the dividends declared and payable per Share multiplied by the Shares subject to an award. Dividend rights are payable in cash or Shares.

   The MDCC may establish share purchase programs under the 1999 Long-Term Incentive Plan. Any share purchase under the 1999 Long-Term Incentive Plan will be subject to conditions, including price, established by the MDCC. The MDCC may also provide for the award of matching Shares with respect to any Share purchase award or for Homestead to provide the recipient with a loan for all or a portion of the purchase price. Any loan must be full recourse and be secured by a pledge of the Shares purchased. No loan may have a term of longer than 10 years.

   Subject to obtaining any approvals required by applicable law or NYSE requirements, the Board may amend or terminate the 1999 Long-Term Incentive Plan at any time, provided that no amendment or termination may materially adversely affect the rights of participants under any award made under the plan prior to the date that the amendment is adopted by the Board.

   No income will be recognized by a participant at the time an option is granted. The exercise of a Non-Qualified Option is generally a taxable event which requires the participants to recognize, as ordinary income, the difference between the fair market value of the Shares at the time of exercise and the option price. Homestead ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a Non-Qualified Option. The amount of the deduction is equal to the ordinary income recognized by a participant. Homestead has adopted the provisions of statement of Financial Accounting Standards No. 123 ("SFAS No. 123") "Accounting for Stock Based Compensation." Under the provisions of this statement, Security Capital will continue to account for its share options under the provisions of Accounting Principles Board Option No. 25, "Accounting for Stock Issued to Employees" and related interpretations.

   No income will be recognized by a participant at the time a restricted stock award is granted. The vesting of the Shares subject to the award is generally a taxable event which requires the participant to recognize, as ordinary income, the then fair market value of the Shares. Homestead ordinarily will be entitled to claim a federal income tax deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect pursuant to Section 83(b) of the Code to have the income recognized at the date the award is granted on the then fair market value of the Shares. In the case of an 83(b) election, Homestead will be entitled to a corresponding deduction at the time of the grant.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

The Mergers

   In October 1996, Security Capital Pacific Trust ("PTR") and Security Capital Atlantic Incorporated ("Atlantic"), which companies have merged to form Archstone, and Security Capital, sold through a series of merger transactions, all of their respective assets relating to Homestead Village properties to Homestead, and PTR and Atlantic entered into funding commitment agreements with Homestead (see "--Archstone Funding Commitment"). The transactions resulted in PTR and Atlantic owning Shares and warrants to purchase Shares at a $10.00 per Share exercise price. PTR and Atlantic distributed the Shares and Warrants they received to their shareholders in November 1996.

   Homestead also issued approximately four million Shares to Security Capital. Approximately 2.15 million of these Shares were placed in escrow and have been released over time as PTR and Atlantic fulfilled their funding commitments. All of the Shares remaining in escrow were released to Security Capital during 1998.

Protection of Business Agreement

   Each of Archstone and Security Capital have entered into a protection of business agreement, dated as of October 17, 1996 (the "Protection of Business Agreement"), with Homestead which prohibits Archstone, Security Capital and their respective affiliates from engaging, directly or indirectly, in the extended-stay lodging business in the continental United States except through Homestead and its subsidiaries. The Protection of Business Agreement also prohibits Homestead from, directly or indirectly, engaging in the ownership, operation, development, management or leasing of multifamily properties. The Protection of Business Agreement does not prohibit Archstone from: (i) owning securities of Homestead; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as they do not actively participate in the business of such person; (iii) owning the outstanding securities of another person, a majority owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties; and (iv) owning securities of another person primarily engaged in business other than a business owning, operating, developing, managing or leasing extended-stay lodging properties, including a person primarily engaged in business as an owner, operator or developer of hotel properties, whether or not such person owns, operates, develops, manages or leases extended-stay lodging properties. The Protection of Business Agreement does not prohibit Homestead from: (i) owning securities of Archstone or Security Capital; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing garden style multifamily properties; and (iii) owning the outstanding securities of another person, a majority owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing garden style multifamily properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties. The Protection of Business Agreement terminates in the event of an acquisition, directly or indirectly (other than by purchase from Archstone and Security Capital or their respective affiliates), by any person (or group of associated persons acting in concert), other than Archstone, Security Capital or their respective affiliates, of 25% or more of the outstanding shares of voting stock of Homestead, without the prior written consent of the Board. Subject to earlier termination pursuant to the preceding sentence, the Protection of Business Agreement will terminate on October 17, 2006.

Security Capital Investor Agreement

   Homestead and Security Capital are parties to an Investor Agreement, dated as of October 17, 1996, and amended as of April 5, 1999 (the "Security Capital Investor Agreement"), which provides Security Capital with a variety of rights regarding the management of Homestead. Under the Security Capital Investor Agreement, for so long as Security Capital beneficially owns at least 50.1% of Homestead's outstanding Shares, Security Capital has the right to approve, among other things: (i) Homestead's annual budget; (ii) the incurrence of expenses in any year exceeding (A) any line item in the annual budget by $500,000 or 10% and (B) the total expenses set forth in the annual budget by 5%; (iii) the offer or sale of any Shares or any securities convertible into or exchangeable for Shares other than pursuant to (A) an employee benefit plan approved by Homestead's shareholders, (B) previously issued warrants, options or rights, (C) a dividend reinvestment plan or share purchase plan approved by the Board or (D) an issuance of rights, options, or warrants for Shares issued to all shareholders; (iv) the issuance or sale of securities that are subject to mandatory redemption or redemption at the option of the holder; (v) the adoption of any employee benefit plan pursuant to which Shares may be issued and any action with respect to senior officers' compensation; (vi) the incurrence, restructuring, renegotiation or repayment of indebtedness in which the aggregate amount involved exceeds $1,000,000; (vii) the declaration or payment of any dividend or other distribution; (viii) the acquisition or disposition in a single transaction or group of related transactions where the purchase price exceeds $1 million; (ix) the entering into of service contracts
(A) for property management, investment management or leasing services, or (B) that contemplate annual payments in excess of $500,000; (x) the entering into of any new contract, including for construction, development, or other capital expenditure, for which the total cost is reasonably expected to exceed $1,000,000 for any contract or $5,000,000 in the aggregate; (xi) the entering into of any joint venture for the development of any properties owned by Homestead in which the book value of any property to be contributed by Homestead exceeds $1,000,000 individually or $5,000,000 in the aggregate; (xii) the entering into of any franchising or licensing agreements; (xiii) the amendment of the articles of incorporation or bylaws of Homestead; and (xiv) the waiver of antitakeover provisions of Maryland law or Homestead's Charter.

   In addition, so long as Security Capital owns at least 50% of the outstanding Shares, Homestead will maintain an operating committee consisting of the two senior Homestead officers and two nominees of Security Capital that will meet weekly to review all operations of Homestead.

   The Security Capital Investor Agreement also provides that, so long as Security Capital owns at least 10% of the outstanding Shares, Homestead may not increase the number of directors on the Board to more than seven without the approval of Security Capital. Security Capital also is entitled to designate one or more persons as directors of Homestead, as follows: so long as Security Capital owns at least 10% but less than 25% of the outstanding Shares, it is entitled to nominate one person; and (ii) so long as Security Capital owns at least 25% of the outstanding Shares, it is entitled to nominate that number of persons as shall bear approximately the same ratio to the total number of members of the Board as the number of Shares beneficially owned by Security Capital bears to the total number of outstanding Shares, provided that Security Capital shall be entitled to designate no more than two persons so long as the Homestead Board consists of no more than seven members. Security Capital currently has no designees on the Board.

   The Security Capital Investor Agreement also provides Security Capital with registration rights pursuant to which, in certain specified circumstances, Security Capital may request, on not more than three occasions, registration of all of Security Capital's Shares pursuant to Rule 415 under the Securities Act of 1933.

Archstone Funding Commitment

   Pursuant to a funding commitment agreement entered into upon the formation of Homestead, PTR agreed to make loans to Homestead, secured by mortgages on certain properties of Homestead, of up to $198.8 million. The proceeds of the loans were used to finance the development of properties acquired by Homestead from PTR in the merger transaction. Archstone, formed upon the merger of Atlantic with and into PTR, has fully funded its $198.8 million commitment and has received convertible notes in respect of such fundings in stated amounts of $221.3 million. The notes are collateralized by Homestead properties. Each note issued by Homestead is convertible into Shares on the basis of one Share for every $11.50 of principal outstanding on the mortgage loan. Interest on the notes accrues at the rate of 9% per annum on the unpaid principal amount, payable every six months. The notes are scheduled to mature on October 31, 2006, and are callable after May 28, 2001.

Atlantic Mortgages

   In July, 1998, Homestead entered into a mortgage loan purchase agreement with Atlantic and Merrill Lynch Mortgage Capital Inc. ("MLMC"), under which the $98 million of Homestead convertible notes held by Atlantic were modified to, among other things, eliminate their convertibility feature in exchange for a payment of $21.4 million from Homestead to Atlantic. The amount paid to Atlantic was based on trailing market prices of Shares at the time the agreement was entered into, which exceeded the conversion price of the convertible mortgage notes at that date. The elimination of the conversion option attached to the mortgage notes reduced Homestead's contingently issuable shares of common stock by approximately 8.5 million shares. Homestead funded the payment with the proceeds received from the sale of $24 million of 7.5% convertible subordinated debentures. Also pursuant to the mortgage loan purchase agreement Atlantic sold the amended notes to MLMC for $98 million. In August 1998, Homestead converted the $98 million of mortgage notes and the $24 million of 7.5% convertible subordinated debentures into $122 million mortgage of a newly formed special purpose subsidiary of Homestead. The note was collateralized by 26 Homestead properties which were formerly collateral for the Atlantic notes. The $122 million mortgage note had a maturity date of June 30, 1999 and provided for interest only monthly payments of LIBOR plus 1.70% through September 30, 1998, LIBOR plus 2.0% through

November 30, 1998, and LIBOR plus 2.25% thereafter. MLMC had the right to extend the maturity of the mortgage note. Homestead has repaid and discharged the mortgage note with the proceeds of a sale leaseback transaction consummated in February 1999, under the terms of which Homestead sold 18 of the properties that were the collateral for the note payable to MLMC, and leased the properties from the purchaser.

   The transaction with MLMC resulted in an early extinguishment of debt measured as the difference between the $98 million carrying amount of the original mortgage notes to Atlantic and the amount paid to extinguish the debt, including transaction costs. Such loss on extinguishment of debt was $25.3 million and was recorded as an extraordinary item in third quarter 1998.

Archstone Investor Agreement

   Archstone has entered into an investor and registration rights agreement with Homestead (the "Archstone Investor Agreement") pursuant to which Archstone is entitled to designate one person for nomination to the Board, and Homestead will use its best efforts to cause the election of such nominee, for so long as Archstone has the right to convert in excess of $20 million in principal amount of loans made pursuant to Archstone's funding commitment agreement. Such nominee may, but need not, be a person also nominated by Security Capital pursuant to the Security Capital Investor Agreement. In addition, Homestead has granted to Archstone registration rights with respect to the issuance upon conversion and the distribution of all of the Shares issuable upon conversion of the convertible mortgage notes. Archstone may request three registrations pursuant to Rule 415 promulgated under the Securities Act of all Shares issued or issuable upon conversion of the convertible mortgage notes. Such registrations, except for the fees and disbursements of counsel to Archstone, shall be at the expense of Homestead.

Commerzbank Loan Agreements, Security Capital Subscription Agreement and Rights Offering

   Homestead has entered into three credit facilities with Commerzbank AG, New York Branch ("CAG"), as the arranger or agent, and other lenders. CAG holds all of the outstanding shares of Security Capital Series B Preferred Stock, which is convertible into Security Capital common stock. On March 18, 1999, two of the credit facilities, one in the maximum principal amount of $170 million and secured by mortgages on Homestead's suburban properties (the "Suburban Line") and the other in the maximum principal amount of $30 million and secured by mortgages on Homestead's urban properties (the "Urban Line") were extended to December 31, 2000, from April 23, 1999. Borrowings under the Suburban Line bear interest at rates equal to 2.0% to 3.0% over LIBOR, 1% to 2% over the prime rate or 1.5% to 2.5% over the federal funds rate, with the margin depending upon the ratio of outstanding indebtedness to the amount of qualifying collateral. Borrowings under the Urban Line bear interest at the rate of 3.0% over LIBOR, 2.0% over the prime rate or 2.5% over the federal funds rate. Additionally, the Suburban Line calls for a commitment fee of
 .375% per annum of the average undrawn amount under the Suburban Line.

   On June 15, 1998, Homestead entered into a third credit facility, which had a maximum principal amount of $200 million (the "Bridge Facility"). Borrowings under the Bridge Facility incurred interest at the Eurodollar rate plus 1.25% or at a base rate of prime plus 0.25%. The line was scheduled to expire on October 31, 1999, and was secured by a subscription agreement with Security Capital for $200 million of convertible subordinated debentures. The subscription obligation was terminated upon the repayment of all amounts owed under the Bridge Facility on May 28, 1999. In conjunction with Security Capital's entering into the subscription agreement, Homestead paid an arrangement fee to Security Capital of $600,000.

   On March 25, 1999, Homestead announced a rights offering for $225 million of Shares. The offering expired on May 21, 1999, and closed on May 28, 1999. Security Capital purchased 77,749,220 Shares at $2.75 per Share in the rights offering on the same terms and at the same price as all other investors. Security Capital's participation in the rights offering satisfied Security Capital's obligations under the subscription agreement. The rights offering was originally scheduled to close by the end of April, but was rescheduled to expire on May 21, 1999 and close on May 28, 1999. In connection with the rescheduling, Security Capital agreed to provide Homestead with a $25 million line of credit. Homestead paid Security Capital a $31,944 arrangement fee for the line of credit.

Administrative Services Agreement

   Homestead has entered into an administrative services agreement with Security Capital (the "Administrative Services Agreement"), pursuant to which Security Capital provides Homestead with administrative services with respect to certain aspects of Homestead's business. These services include, but are not limited to, insurance administration, accounts payable administration, internal audit, cash management, human resources, management information systems, tax and legal administration, research, shareholder communications and investor relations. The fees payable to Security Capital are fixed fees for particular services provided. Any arrangements under the Administrative Services Agreement for the provision of services are required to be commercially reasonable and on terms not less favorable than those which could be obtained from unaffiliated third parties. The Administrative Services Agreement, which expires on December 31, 1999, is renewable each year for a one-year term, subject to approval by a majority of the disinterested members of the Board. Homestead incurred fees of $4,213,000 for administrative services provided by Security Capital in the year ended December 31, 1998.

   Homestead believes its relationship with Security Capital under this agreement provides it with certain advantages, including access to greater quality and depth of resources, in such areas as research, information systems, insurance, cash management and legal support provided at substantial economies of scale.

Other Transactions with Affiliates

   On January 15, 1998, Security Capital purchased 8,429,225 Shares at a price of $15 per Share. Such purchase was made in connection with a subscription rights offering by Homestead and on the same terms and at the same time as made available to other shareholders and investors. In connection with this offering, Homestead paid a fee of $1,564,026 to Security Capital Markets Group Incorporated, a wholly-owned subsidiary of Security Capital, for its services as placement agent for the Shares being sold, and also reimbursed Security Capital Markets Group Incorporated for approximately $45,000 of out-of-pocket expenses that it incurred in connection therewith.

Separation Agreement

   In January 1999, upon Robert Aldworth's resignation from Homestead, Homestead and Mr. Aldworth entered into a separation agreement. Under the agreement Homestead agreed to pay Mr. Aldworth $400,000 in consideration for a general release by Mr. Aldworth of Homestead and its affiliates from all claims of Mr. Aldworth arising prior to and through the date of the agreement. Mr. Aldworth also agreed to cooperate with Homestead with regard to his departure from Homestead.

Loans to Executive Officers

   Homestead loaned each of Mr. Cryan and Mr. Dressler $250,000 on October 15, 1996. Each person used the proceeds of such loans to purchase 25,000 restricted Shares under the 1996 Long-Term Incentive Plan. The Shares vested on October 15, 1998. Mr. Dressler's loan is due on January 5, 2006, and is secured by the Shares purchased with the loan proceeds and interest accrues at the lowest rate charged by Morgan Guaranty Trust Company on maturities of 90 days or less, plus 0.25%. At April 20, 1999, the outstanding principal amounts of the loans and accrued interest due from Mr. Cryan and Mr. Dressler were $240,598 and $255,735, respectively.

   In addition, Homestead loaned Robert J. Morse $500,000 on March 31, 1998. Mr. Morse used the proceeds of the loan to purchase 31,250 restricted Shares under the 1996 Long-Term Incentive Plan.

   Security Capital has also entered into an amended and restated secured promissory note and related pledge agreement with Mr. Dressler. Under the terms of the note, Security Capital has agreed to loan Mr. Dressler up to $962,113, which amount is due on the earlier of December 31, 2000 or 120 days after Mr. Dressler is no longer an officer of an affiliate of Security Capital. Interest on the unpaid balance accrues at 7.50% per year and is payable annually on January 15 each year the note is outstanding. The proceeds of the note were used to pay personal obligations of Mr. Dressler. The note is secured by Class A Shares of Security Capital and options to purchase Class A Shares of Security Capital owned by Mr. Dressler. The note is also secured by a life insurance policy on Mr. Dressler in the amount of $1,300,000. Mr. Dressler has also agreed that if he exercises any options for Security Capital securities prior to repayment of the note, any securities obtained upon exercise of such options shall become subject to the pledge agreement. The net proceeds (after payment of minimum withholding taxes) of any securities obtained upon exercise of such options and disposed of by Mr. Dressler shall be immediately applied to the outstanding and unpaid interest and principal on the note.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires Homestead directors, officers and beneficial owners of more than 10% of the outstanding Shares to file reports of ownership and changes in ownership of the Shares with the Securities and Exchange Commission and to send copies of such reports to Homestead. Based solely upon a review of such reports and amendments thereto furnished to Homestead and upon written representations of certain of such persons that they were not required to file certain of such reports, Homestead believes that no such person failed to file any such report on a timely basis during 1998, except that Paul Burke, Ken W. Pierce, Brian M. Fraser, Robert J. Morse, James C. Potts, Gary A. DeLapp, David C. Dressler, Jr., and John P. Frazee, Jr., each filed one late report with respect to one transaction.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The Board has selected Arthur Andersen LLP, certified public accountants ("Arthur Andersen"), who have served as auditors for Homestead since December 5, 1997, to serve as the auditors of Homestead's books and records for the coming year. A representative of Arthur Andersen is expected to be present at the annual meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

   On December 5, 1997, Homestead dismissed the firm of Ernst & Young LLP ("Ernst & Young") as Homestead's principal accountant to audit Homestead's financial statements and engaged Arthur Andersen as Homestead's principal accountant to audit Homestead's financial statements for the fiscal year ending December 31, 1997. The decision to change accountants was approved by the Audit Committee of the Board of Directors of Homestead.

   Ernst and Young's report on the financial statements of Homestead for the fiscal year ending December 31, 1996 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of Homestead's financial statements for the fiscal year ended December 31, 1996, and in subsequent interim periods through the date of dismissal, there has never been any disagreement with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In addition, there has never been a reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, promulgated under the Securities Exchange Act of 1934 (a "Reportable Event").

   Prior to engaging Arthur Andersen, Homestead had never consulted Arthur Andersen concerning either (i) the application of accounting principles to a specified completed or uncompleted transaction; (ii) the type of audit opinion that might be rendered on Homestead's financial statements; (iii) a written report or oral advice that the new accountant concluded was an important factor considered by Homestead in reaching a decision as to an accounting, auditing or financial reporting issue; or (iv) any matter that was the subject of a Reportable Event.

                                 ANNUAL REPORT

   Homestead's 1998 Annual Report, which includes financial statements, has previously been mailed to shareholders or is being mailed to shareholders together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                             SHAREHOLDER PROPOSALS

   Any proposal by a shareholder of Homestead intended to be presented at the 2000 annual meeting of shareholders must be received by Homestead at its principal executive offices not later than January 26, 2000, for inclusion in Homestead's proxy statement and form of proxy relating to that meeting.

   In addition, shareholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified by Homestead's bylaws. Homestead's bylaws require that all shareholders who intend to make proposals at an annual shareholders' meeting submit their proposals to Homestead during the period 60 to 90 days before the anniversary date of the previous year's annual meeting. To be eligible for consideration at the 2000 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement must be received by Homestead between March 25 and April 24, 2000.

                                 OTHER MATTERS

   Homestead is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Jeffrey A. Klopf
                                          Secretary

June 4, 1999

                                                                       Exhibit A



                         HOMESTEAD VILLAGE INCORPORATED
                         1999 LONG-TERM INCENTIVE PLAN

                               TABLE OF CONTENTS

SECTION 1...................................................................   1
  GENERAL...................................................................   1
    1.1. Purpose............................................................   1
    1.2. Participation......................................................   1

SECTION 2...................................................................   1
  OPTIONS...................................................................   1
    2.1. Definition.........................................................   1
    2.2. Eligibility........................................................   1
    2.3. Price..............................................................   2
    2.4. Exercise...........................................................   2
    2.5. Post-Exercise Limitations..........................................   3
    2.6. Expiration Date....................................................   3

SECTION 3...................................................................   3
  STOCK AWARDS..............................................................   3
    3.1. Definition.........................................................   3
    3.2. Eligibility........................................................   4
    3.3. Terms and Conditions of Awards.....................................   4

SECTION 4...................................................................   4
  STOCK PURCHASE PROGRAM....................................................   4
    4.1. Purchase of Stock..................................................   4
    4.2. Matching Shares....................................................   5
    4.3. Restrictions on Shares.............................................   5
    4.4. Purchase Loans.....................................................   5

SECTION 5...................................................................   5
  OPERATION AND ADMINISTRATION..............................................   5
    5.1. Effective Date.....................................................   5
    5.2. Shares Subject to Plan.............................................   5
    5.3. Individual Limits on Awards........................................   6
    5.4. Adjustments to Shares..............................................   6
    5.5. Change in Control..................................................   7
    5.6. Limit on Distribution..............................................   8
    5.7. Liability for Cash Payments........................................   9
    5.8. Performance-Based Compensation.....................................   9
    5.9. Withholding........................................................   9
    5.10. Transferability...................................................   9
    5.11. Notices...........................................................   9
    5.12. Form and Time of Elections........................................   9
    5.13. Agreement With Company............................................  10
    5.14. Limitation of Implied Rights......................................  10
    5.15. Evidence..........................................................  10
    5.16. Action by Company or Related Company..............................  10
    5.17. Gender and Number.................................................  10
    5.18. Applicable Law....................................................  10
    5.19. Foreign Employees.................................................  10

SECTION 6...................................................................  10
  COMMITTEE.................................................................  10
    6.1. Administration.....................................................  10
    6.2. Selection of Committee.............................................  11
    6.3. Powers of Committee................................................  11
    6.4. Delegation by Committee............................................  11
    6.5. Information to be Furnished to Committee...........................  11
    6.6. Liability and Indemnification of Committee.........................  11

SECTION 7...................................................................  12
  AMENDMENT AND TERMINATION.................................................  12

                        HOMESTEAD VILLAGE INCORPORATED
                         1999 LONG-TERM INCENTIVE PLAN

                                   SECTION 1

                                    GENERAL

   1.1. Purpose. The Homestead Village Incorporated 1999 Long-Term Incentive Plan (the "Plan") has been established by Homestead Village Incorporated (the "Company") to:

  (a) attract and retain employees and other persons providing services to the Company and the Related Companies (as defined below);

  (b) motivate Participants (as defined in subsection 1.2), by means of appropriate incentives, to achieve long-range goals;

  (c) provide incentive compensation opportunities that are competitive with those of other corporations; and

  (d) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the value of the Company's common stock;

and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")), with respect to the Company or any affiliate of the Company which is designated as a Related Company by the Committee.

   1.2. Participation. Subject to the terms and conditions of the Plan, the Committee (as described in Section 6) shall determine and designate, from time to time, from among the Eligible Individuals (as defined below), those persons who will be granted one or more awards under Sections 2, 3 or 4 of the Plan (an "Award"), and thereby become "Participants" in the Plan. In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies. For purposes of the Plan, the term "Eligible Individual" shall mean any employee of the Company or a Related Company, and any other person providing material services to the Company or a Related Company; provided, however, that a member of the Board who is not an employee of the Company or a Related Company shall not be an "Eligible Individual".

                                   SECTION 2

                                    OPTIONS

   2.1. Definition. The grant of an "Option" under this Section 2 entitles the Participant to purchase shares of common stock of the Company ("Stock") at a price fixed at the time the Option is granted, subject to the terms of this Section. Options granted under this Section may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422 of the Code. A "Non-Qualified Stock Option" is an Option that is not intended to be an Incentive Stock Option.

   2.2. Eligibility. The Committee shall designate the Participants to whom Options are to be granted under this Section and shall determine the number of shares of Stock subject to each such Option. If the Committee grants Incentive Stock Options, to the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all related companies within the meaning of section 424(f) of the Code) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

   2.3. Price. The determination and payment of the purchase price of a share of Stock under each Option granted under this Section shall be subject to the following:

  (a) The purchase price shall be established by the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than the par value of a share of Stock on such date; further, provided, in no event shall the purchase price of a share of Stock under an Incentive Stock Option be less than the Fair Market Value (defined below) of a share of Stock at the time the Option is granted.

  (b) Subject to the following provisions of this subsection, the full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (or such later date as may be permitted by the Committee in the case of a cashless exercise) and, as soon as practicable thereafter (subject to an election under subsection 2.4), a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

  (c) The purchase price shall be payable in cash or by tendering shares of Stock by actual delivery or attestation (valued at Fair Market Value as of the day of exercise) that have been held by the Participant at least six months, or in any combination thereof, as determined by the Committee.

  (d) The "Fair Market Value" of a share of Stock of the Company as of any date shall be determined in accordance with the following rules:

    (i) If the Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the average of the highest and lowest sales price per share of the Stock on such date on the principal exchange on which the Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

    (ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the average of the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

    (iii) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the- counter market, the Fair Market Value shall be as determined by the Committee in good faith.

    (iv) For purposes of determining the Fair Market Value of Stock that is sold pursuant to a cashless exercise program, Fair Market Value shall be the price at which such Stock is sold.

   2.4. Exercise. Except as otherwise expressly provided in the Plan, an Option granted under this Section shall be exercisable in accordance with the following terms of this subsection:

  (a) The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service (subject to paragraph (b) below), achievement of performance standards prior to exercise of the Option or achievement of Stock ownership objectives by the Participant. The Committee, in its sole discretion, may accelerate the vesting of any Option under circumstances designated by it at the time the Option is granted or thereafter.

  (b) No Option may be exercised by a Participant after the Expiration Date (as defined in subsection 2.6) applicable to that Option.

  (c) Prior to the date the Stock would otherwise be transferred pursuant to the exercise of an Option, to the extent permitted by the Committee, a Participant may irrevocably elect to defer receipt of such Stock until the last date of a later calendar year, but in no event later than the Participant's Date of

     Termination (as defined in subsection 2.6), provided, that if the Date of Termination of a Participant who is a member of a select group of management or a highly compensated employee within the meaning of section 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, occurs by reason of Retirement (as defined in subsection 2.6), the Participant may elect to defer receipt for a period up to the last day of the calendar year in which occurs the fifteenth anniversary of the Participant's Retirement. Any such deferral election shall be made in such form and at such times as the Committee may determine and shall be subject to such other terms, conditions and limitations as the Committee may establish, provided, however, any election to defer payment beyond a Participant's Retirement which has not been on file at least 12 months prior to the Participant's Retirement shall be disregarded.

   2.5. Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant and such other factors as the Committee determines to be appropriate.

   2.6. Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that unless determined otherwise by the Committee, the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

  (a) the ten-year anniversary of the date on which the Option is granted;

  (b) if the Participant's Date of Termination occurs by reason of death, Disability or Retirement, the one-year anniversary of such Date of Termination; or

  (c) if the Participant's Date of Termination occurs for reasons other than Retirement, death, Disability or Cause, the three-month anniversary of such Date of Termination.

  (d) if the Participant's Date of Termination occurs for reasons of Cause, such Date of Termination.

For purposes of the Plan, a Participant's "Date of Termination" shall be the date on which he both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies, regardless of the reason for the cessation; provided that a "Date of Termination" shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant's services. Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in the material and substantial duties of his regular occupation, which condition is expected to be permanent. "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination, other than by reason of Cause, death or Disability, after providing at least five years of service to the Company or the Related Companies and attaining age
60. For purposes of the Plan, "Cause" shall mean, in the reasonable judgment of the Committee (i) the willful and continued failure by the Participant to substantially perform his duties with the Company or any Related Company after written notification by the Company or Related Company, (ii) the willful engaging by the Participant in conduct which is demonstrably injurious to the Company or any Related Company, monetarily or otherwise, or (iii) the engaging by the Participant in egregious misconduct involving serious moral turpitude. For purposes hereof, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action was in the best interest of the Company or Related Company.

                                   SECTION 3

                                  STOCK AWARDS

   3.1. Definition. Subject to the terms of this Section, a Stock Award under the Plan is a grant of shares of Stock to a Participant, the earning, vesting or distribution of which is subject to one or more conditions established by the Committee, provided, that in no event will Stock Awards under the Plan exceed 20% of the shares of Stock reserved under the Plan. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Stock Award is granted, or the date the Stock is earned by, vested in or delivered to the Participant. If the vesting of Stock Awards is subject to conditions occurring after the date of grant, the period beginning on the date of grant of a Stock Award and ending on the vesting or forfeiture of such Stock (as applicable) is referred to as the "Restricted Period". To the extent that the vesting of a Stock Award is contingent on performance, the performance shall be measured over a period of not less than one year. Stock Awards may provide for delivery of the shares of Stock at the time of grant or may provide for a deferred delivery date. A Stock Award may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company and may, but need not, be in lieu of cash otherwise awardable under such program.

   3.2. Eligibility. The Committee shall designate the Participants to whom Stock Awards are to be granted and the number of shares of Stock that are subject to each such Award.

   3.3. Terms and Conditions of Awards. Stock Awards granted to Participants under the Plan shall be subject to the following terms and conditions:

  (a) Beginning on the date of grant (or, if later, the date of distribution) of shares of Stock comprising a Stock Award, and including any applicable Restricted Period, the Participant as owner of such shares shall have the right to vote such shares.

  (b) Payment of dividends with respect to Stock Awards shall be subject to the following:

    (i) On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, and the shares have been distributed to the Participant, the Participant shall have all dividend rights (and other rights) of a stockholder with respect to such shares.

    (ii) Prior to the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, the Committee, in its sole discretion, may award Dividend Rights with respect to such shares.

    (iii) On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, but before the shares have been distributed to the Participant, the Participant shall be entitled to Dividend Rights with respect to such shares, at the time and in the form determined by the Committee.

    (iv) A "Dividend Right" with respect to shares comprising a Stock Award shall entitle the Participant, as of each dividend payment date, to an amount equal to the dividends payable with respect to a share of Stock multiplied by the number of such shares. Dividend Rights shall be settled in cash or in shares of Stock valued at Fair Market Value as of the date of settlement, as determined by the Committee, shall be payable at the time determined by the Committee and shall be subject to such other terms and conditions as the Committee may determine.

                                   SECTION 4

                            STOCK PURCHASE PROGRAM

   4.1. Purchase of Stock. The Committee may, from time to time, establish one or more programs under which Participants will be permitted to purchase shares of Stock under the Plan and shall designate the Participants eligible to participate under such Stock purchase programs. The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee, provided that the purchase price may not be less than par value.

   4.2. Matching Shares. Except as otherwise provided in subsection 4.1, any Stock purchase program established by the Committee under this Section may provide for the award of matching shares of Stock in the amount, if any, determined by the Committee.

   4.3. Restrictions on Shares. The Committee may impose such restrictions with respect to shares purchased under subsection 4.1, or matching shares awarded pursuant to subsection 4.2, as the Committee determines to be appropriate. Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Stock Awards under Section 3.

   4.4. Purchase Loans. In connection with the purchase of shares of Stock under this Section 4, the Committee, in its sole discretion, may determine that the Company shall, at the Participant's election, make a loan (a "Loan") to the Participant for all or a portion of the purchase price of the shares of Stock purchased. The Loan may be used only for the purpose of financing the purchase, subject to the following:

  (a) Each Loan shall be evidenced by a promissory note and pledge agreement in such form as the Committee shall approve; provided, that the note shall (i) provide full recourse to the Participant, (ii) provide for interest at a rate to be determined by the Committee, (iii) be secured, pursuant to a pledge agreement, by the purchased shares of Stock, and
      (iv) comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

  (b) Each Loan shall provide for a term of no more than 10 years.

  (c) All principal and interest outstanding under a Loan with respect to any Participant will automatically become due and payable (i) 90 days after the date the Participant terminates employment with the Company and Related Companies for any reason other than death, Disability, Retirement or Cause, provided that such termination is not following a Change in Control, (ii) 365 days after the date on which the Participant's employment with the Company and Related Companies terminates by reason of death, Disability or Retirement, (iii) 180 days after the Participant's employment with the Company and Related Companies terminates following a Change in Control of the Company for reasons other than Cause, or (iv) immediately upon a sale of the shares of Stock which are pledged as collateral for the Loan or if the Participant's employment with the Company and Related Companies is terminated for Cause.

  (d) Each Loan shall contain such other terms, conditions and limitations as may be determined by the Committee in its sole discretion.

                                   SECTION 5

                         OPERATION AND ADMINISTRATION

   5.1. Effective Date. The Plan shall be effective as of the date it is adopted by the Board of Directors of the Company (the "Board"); provided, however, that Awards granted under the Plan prior to its approval by stockholders will be contingent on approval of the Plan by the Company's stockholders. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any shares of Stock awarded under it are outstanding and not fully vested; provided, however, that no new Awards shall be made under the Plan on or after the tenth anniversary of the date on which the Plan is adopted by the Board.

   5.2. Shares Subject to Plan. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 5.4, the number of shares of Stock which may be issued with respect to Awards under the Plan shall not exceed 6,000,000 shares in the aggregate. Except as otherwise provided herein, any shares subject to an Award which for any reason expires or is terminated without issuance of shares (including shares that are not issued because shares of Stock are tendered pursuant to subsection 2.3(c) or 5.9) shall again be available under the Plan.

   5.3. Individual Limits on Awards. Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of an Option under the Plan to the extent that the sum of:

  (a) the number of shares of Stock subject to such Award;

  (b) the number of shares of Stock subject to all other prior Awards of Options under the Plan during the one-year period ending on the date of the Award; and

  (c) the number of shares of Stock subject to all other prior stock options and stock appreciation rights granted to the Participant under other plans or arrangements of the Company during the one-year period ending on the date of the Award;

would exceed the Participant's Individual Limit under the Plan. The determination made under the foregoing provisions of this subsection shall be based on the shares subject to the Awards at the time of grant, regardless of when the Awards become exercisable. Subject to the provisions of subsection 5.4, a Participant's "Individual Limit" shall be 500,000 shares.

   5.4. Adjustments to Shares.

  (a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall equitably adjust (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any individual or other limits; (iii) the number of shares of Stock subject to outstanding Awards; and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

  (b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the stockholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its stockholders, there shall be substituted for the shares subject to outstanding Awards an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the stockholders of the Company in respect of such shares, subject to the following:

    (i) If the Committee determines that the substitution described in accordance with the foregoing provisions of this paragraph would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

    (ii) All or any of the Awards may be canceled by the Committee on or immediately prior to the effective date of the applicable transaction, but only if the Committee gives reasonable advance notice of the cancellation to each affected Participant, and only if either: (A) the Participant is permitted to exercise all Awards that will be cancelled (without regard to whether such Awards would otherwise be exercisable) for a reasonable period prior to the effective date of the cancellation; or (B) the Participant receives payment or other benefits that the Committee determines to be reasonable compensation for the value of all cancelled Awards (without regard to whether such Awards would otherwise be vested).

    (iii) Upon the occurrence of a reorganization of the Company or any other event described in this paragraph (b), any successor to the Company shall be substituted for the Company to the extent that the Company and the successor agree to such substitution.

  (c) Upon (or, in the discretion of the Committee, immediately prior to) the sale to (or exchange with) a third party unrelated to the Company of all or substantially all of the assets of the Company, all Awards shall be cancelled. If Awards are cancelled under this paragraph, then, with respect to any affected Participant, either:

    (i) the Participant shall be provided with reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise all Awards that will be cancelled (without regard to whether such Awards would otherwise be exercisable) for a reasonable period prior to the effective date of the cancellation; or

    (ii) the Participant shall receive payment or other benefits that the Committee determines to be reasonable compensation for the value of all cancelled Awards (without regard to whether such cancelled Awards would otherwise be vested).

    The foregoing provisions of this paragraph shall also apply to the sale of all or substantially all of the assets of the Company to a related party, if the Committee determines such application is appropriate. Notwithstanding the foregoing provisions of this paragraph (c), in lieu of cancellation of outstanding Awards, the Committee and the purchaser of all or substantially all of the Company's assets may provide that an appropriate number of shares or securities of the purchaser or its affiliates shall be substituted for shares of Stock with respect to outstanding Awards under the Plan, provided that such substituted awards shall be comparable in value and contain terms and conditions similar to the Awards.

  (d) In determining what action, if any, is necessary or appropriate under the foregoing provisions of this subsection, the Committee shall act in a manner that it determines to be consistent with the purposes of the Plan and of the affected Awards and, where applicable or otherwise appropriate, in a manner that it determines to be necessary to preserve the benefits and potential benefits of the affected Awards for the Participants and the Company.

  (e) The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  (f) Except as expressly provided by the terms of this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

  (g) Awards under the Plan are subject to adjustment under this subsection only during the period in which they are considered to be outstanding under the Plan. For purposes of this subsection, an Award is considered "outstanding" on any date if the Participant's ability to obtain all benefits with respect to the Award is subject to limits imposed by the Plan (including any limits imposed by the Agreement reflecting the Award). The determination of whether an Award is outstanding shall be made by the Committee.

   5.5. Change in Control. In the event that (i) a Participant's employment is terminated by the Company or the successor to the Company or an affiliated entity which is his or her employer for reasons other than Cause following a Change in Control of the Company (as defined below) or (ii) the Plan is terminated by the Company or its successor following a Change in Control without provision for the continuation of outstanding Awards hereunder, all Options which have not otherwise expired shall become immediately exercisable and all other

Awards shall become fully vested. For purposes of the Plan, a "Change in Control" means the happening of any of the following:

  (a) the stockholders of the Company approve a definitive agreement to merge the Company into or consolidate the Company with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a Change in Control shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of the Company, the surviving corporation or corporation directly or indirectly controlling the Company or the surviving corporation, as the case may be, is held by the same persons (as defined below) (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of the Company immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of the Company may be a new holder of such beneficial ownership; provided, further, that any transaction described in this paragraph (a) with an "Affiliate" of the Company (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall not be treated as a Change in Control;

  (b) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange
      Act) of securities representing 50% or more of the combined voting power of the Company is acquired, other than from the Company, by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar stock plan of the Company); provided, that any purchase by Security Capital Group Incorporated or any of its affiliates of securities representing 50% or more of the combined voting power of the Company shall not be treated as a Change in Control; or

  (c) at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

For purposes of this subsection, a Participant's employment shall be deemed to be terminated by the Company or the successor to the Company or an affiliated entity if the Participant terminates employment after (i) a substantial adverse alteration in the nature of the Participant's status or responsibilities from those in effect immediately prior to the Change in Control, or (ii) a material reduction in the Participant's annual base salary and target bonus, if any, as in effect immediately prior to the Change in Control. If, upon a Change in Control, awards in other shares or securities are substituted for outstanding Awards pursuant to subsection 5.4, and immediately following the Change in Control the Participant becomes employed by the entity into which the Company merged, or the purchaser of substantially all of the assets of the Company, or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment for purposes of this subsection 5.5 until such time as the Participant terminates employment with the merged entity or purchaser (or successor), as applicable.

   5.6. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

  (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

  (b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

  (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

   5.7. Liability for Cash Payments. Subject to the provisions of this Section, each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the service rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

   5.8. Performance-Based Compensation. To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in Code section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements including, without limitation:

  (a) The establishment of performance goals that must be satisfied prior to the payment or distribution of benefits under such Awards.

  (b) The submission of such Awards and performance goals to the Company's stockholders for approval and making the receipt of benefits under such Awards contingent on receipt of such approval.

  (c) Providing that no payment or distribution be made under such Awards unless the Committee certifies that the goals and the applicable terms of the Plan and Agreement reflecting the Awards have been satisfied.

To the extent that the Committee determines that the foregoing requirements relating to Performance-Based Compensation do not apply to Awards under the Plan because the Awards constitute Options, the Committee may, at the time the Award is granted, conform the Awards to alternative methods of satisfying the requirements applicable to Performance-Based Compensation.

   5.9. Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, previously-owned shares of Stock that have been held by the Participant less than six months or shares of Stock to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law.

   5.10. Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, to the extent provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection, the Committee may permit Awards under the Plan to be transferred to or for the benefit of the Participant's family (including, without limitation, to a trust for the benefit of a Participant's family), subject to such procedures as the Committee may establish. In no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under Code section 422.

   5.11. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

   5.12. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

   5.13. Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

   5.14. Limitation of Implied Rights.

  (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

  (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and shares of Stock are registered in his name.

   5.15. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

   5.16. Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the Company.

   5.17. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

   5.18. Applicable Law. The provisions of the Plan shall be construed in accordance with the laws of the State of Maryland, without giving effect to choice of law principles.

   5.19. Foreign Employees. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or a Related Company operates or has employees.

                                   SECTION 6

                                   COMMITTEE

   6.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6.

   6.2. Selection of Committee. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act, none of whom shall be eligible to receive Awards under the Plan.

   6.3. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

  (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select individuals to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

  (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

  (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

  (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

  (e) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

   6.4. Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange or NASDAQ (if appropriate), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

   6.5. Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

   6.6. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                   SECTION 7

                           AMENDMENT AND TERMINATION

   Subject to obtaining such approvals as may be required under the Code, Federal securities law, Maryland corporate law or stock exchange requirements, the Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 5.4 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board.

                        HOMESTEAD VILLAGE INCORPORATED

                        Annual Meeting of Shareholders

                               ADMISSION TICKET

                           Wednesday, June 23, 1999
                       9:00 a.m. (Eastern Daylight time)
                           Renaissance Waverly Hotel
                             2450 Galleria Parkway
                            Atlanta, Georgia 30339


                  Please present this ticket for admittance.


 [4440 - HOMESTEAD VILLAGE INCORPORATED] [FILE NAME: HV120A.ELX] [VERSION - 4]
                                   [5/19/99]

EV120A                            DETACH HERE
--------------------------------------------------------------------------------

[X] Please mark
    votes as in
    this example.

1. The election of the following persons as Class I and II Directors:

   Class I:  C. Ronald Blankenship and Eugene B. Vesell
   Class II: John P. Frazee, Jr. and John C. Schweitzer

             FOR           WITHHELD
             ALL           FROM ALL
           NOMINEES        NOMINEES
             [_]             [_]

[_]
   --------------------------------------
   For all nominees except as noted above

2. Approval to adopt Homestead's 1999            [_]       [_]        [_]
   Long-Term Incentive Plan.

3. To vote upon any other matters that
   may properly be presented at the
   meeting according to their best
   judgment and in their discretion.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                         [_]

Please sign, date and return this proxy card promptly using the enclosed postage-paid envelope whether or not you plan to attend the meeting.

Please sign exactly as name(s) appear(s) to the left. If shares are held jointly, each joint tenant should sign. If signing as attorney, executor, administrator, trustee or guardian or as officer of a corporation or other entity, please give full title and capacity in which you are signing.

 [9440 - HOMESTEAD VILLAGE INCORPORATED] [FILE NAME: HVI20B.ELX] [VERSION - S]
                                   [5/19/99]

HVI20B                            DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY

                        HOMESTEAD VILLAGE INCORPORATED

                  THIS PROXY IS SOLICITED BY AND ON BEHALF OF
                            THE BOARD OF DIRECTORS

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 23, 1999

     The undersigned hereby appoints each of James C. Potts, David C. Dressler, Jr. and Jeffrey A. Klopf, as proxies with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Homestead Village Incorporated to be held on June 23, 1999, and at any adjournments or postponements thereof, and to vote at such meeting the shares of Common Stock that the undersigned would be entitled to vote if present at such meeting in accordance with the instructions indicated on the reverse side of this card; if no instructions are indicated, the shares represented by this proxy will be voted for the election of the listed nominees for Director and for the approval to adopt Homestead Village Incorporated 1999 Long-Term Incentive Plan, and at the direction of the proxies named above, on any other matter that may properly come before the meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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